LEE ENTERPRISES, INCORPORATED
                          AND WHOLLY-OWNED SUBSIDIARIES

                     EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                            AND ASSOCIATED COMPANIES


                                                                 Percentage of
                                                             Voting Securities
                                   State of Incorporation            Owned
--------------------------------------------------------------------------------

Lee Enterprises, Incorporated            Delaware                         Parent
Lee Technical Systems, Inc.              Iowa                               100%
Lee Consolidated Holdings Co.            South Dakota                       100%
KOIN-TV, Inc.                            Delaware                           100%
NAPP Systems Inc.                        Iowa                               100%
New Mexico Broadcasting Company, Inc.    New Mexico                         100%
Accudata, Inc.                           Iowa                               100%
Target Marketing Systems, Inc.           Iowa                               100%
Journal-Star Printing Co.                Nebraska                           100%
Madison Newspapers, Inc.                 Wisconsin                           50%
SJL of Kansas Corp.                      Kansas                             100%
INN Partnership LC                       Iowa                                50%